EXHIBIT 21

SUBSIDIARIES OF SEKISUI HOUSE U.S., INC.

Name	State of Organization	Doing Business As
American Home Insurance Agency, Inc.	Colorado	AHI Insurance Agency
American Home Title and Escrow Company	Colorado	American Home Transaction Services Company
HomeAmerican Mortgage Corporation	Colorado	Home American Mortgage Corporation
M.D.C. Land LLC	Colorado	MDC Land Flight Operations Co.
Richmond Developments Limited
RAH of Florida, Inc.	Colorado
Richmond American Construction, Inc.	Delaware
Richmond American Construction NM, Inc.	Colorado
Richmond American Homes Corporation	Colorado
Richmond American Homes of Arizona, Inc.	Delaware
Richmond American Homes of Colorado, Inc.	Delaware
Richmond American Homes of Florida, LP	Colorado
Richmond American Homes of Idaho, Inc.	Colorado
Richmond American Homes of Maryland, Inc.	Maryland
Richmond American Homes of Nevada, Inc.	Colorado
Richmond American Homes of New Mexico, Inc.	Colorado
Sekisui House PNW, Inc.	Colorado
Richmond American Homes of Pennsylvania, Inc.	Colorado
Richmond American Homes of Tennessee, Inc.	Colorado
Sekisui House Communities TX, Inc.	Colorado
Sekisui House Utah, Inc.	Colorado
Richmond American Homes of Virginia, Inc.	Virginia
Sekisui House Washington, Inc.	Colorado
Richmond Realty, Inc.	Colorado
Richmond Realty of Washington, Inc.	Colorado
StarAmerican Insurance Ltd.	Hawaii
Woodside Group, LLC	Nevada
Woodside Homes of Fresno, Inc.	California
Woodside Homes of California, Inc.	California
Woodside Homes of Northern California, Inc.	California
SHAWOOD Communities, LLC	California
Woodside 05N, LP	California
Woodside 05S, LP	California
Woodside 06N, LP	California
Woodside Homes Sales AZ, LLC	Delaware
Woodside Homes of AZ, LLC	Arizona
Woodside Homes of Nevada, LLC	Nevada
Hubble Homes, LLC	Idaho
Woodside Homes of Utah, LLC	Utah
Holt Holdings OR, LLC	Delaware

Timber Park, LLC	Oregon
MCM of Washington, Inc.	Washington
Heritage Homes of Molalla, Oregon, Inc.	Oregon
The Holt Group, Inc.	Washington
Holt Homes Realty, LLC	Delaware
Chesmar Homes, LLC	Texas
CLM Mortgage, Inc.	Texas
N Title, Inc.	Texas
Entitled Insurance Agency, Inc.	Texas	C Star Insurance